Exhibit 99.1

Owens & Minor Announces Corporate Name Change to Accendra Health, Inc.

Accendra Health To Trade Under the “ACH” Symbol on the New York Stock Exchange

RICHMOND, VA – December 18, 2025 – Owens & Minor, Inc. (NYSE: OMI) (“the Company”) today announced that it will change its name to Accendra Health, Inc. with an anticipated effective date of December 31, 2025. The name change affects only the name of the parent corporation and is intended to better reflect the Company’s strategic direction and future organizational focus as a leader in the home-based care market. The Company will continue to use and operate under the Apria and Byram Healthcare brands.

“The renaming of our organization is another milestone in the strategic transformation of our company as a leading, pure play home-based care business that puts the patient first while consistently delivering long-term profitable growth. Our commitment to providing the highest-quality offerings to patients throughout the country remains unchanged. By becoming Accendra Health, we mark the next exciting chapter in our evolution as a company.” said Edward A. Pesicka, the Company’s President & Chief Executive Officer.

In connection with the name change, the Company will change its ticker symbol to “ACH”. The Company’s common stock is expected to begin trading on the New York Stock Exchange under the new name and ticker symbol on January 2, 2026. Also on January 2nd, the Company will launch its new website, www.accendrahealth.com. All Company stock trading, filings, and market related information will be reported under the new symbol “ACH”. The Company’s CUSIP number will remain unchanged, and no action is required from shareholders.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, the anticipated sale of the Products & Healthcare Services business, whether the anticipated sale of the Products & Healthcare Services business will be consummated in a timely manner or at all, our expectations regarding the performance of our business following the completion of the anticipated sale of the Products & Healthcare Services business, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands,

Apria®, Byram®, and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

CONTACT:

Investors

Will Parrish

Vice President | Strategy, Corporate Development, & Investor Relations

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.